Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

NETHERLAND, SEWELL & ASSOCIATES, INC.

Rice Energy Inc.

2200 Rice Drive

Canonsburg, Pennsylvania 15317

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our reserves reports of Vantage Energy, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2014, and December 31, 2015, and the inclusion of our corresponding report letters, dated July 14, 2016 and August 24, 2016, respectively, included in or made a part of this Registration Statement. We also consent to the use of the name Netherland, Sewell & Associates, Inc. in this Registration Statement and to all references to us contained in such Registration Statement, including in the prospectuses under the caption “Experts.”

Very truly yours,

By:	/s/ C.H. (Scott) Rees, III
C.H. (Scott) Rees, III, P.E.
Chairman and Chief Executive Officer

Netherland, Sewell & Associates, Inc.

Houston, Texas

October 28, 2016